AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

i2 Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-2294945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One i2 Place

11701 Luna Road

Dallas, Texas 75234

(Address of principal executive offices) (Zip code)

i2 Technologies, Inc. 1995 Stock Option/Stock Issuance Plan

(Full title of the Plan)

MICHAEL J. BERRY

Executive Vice President, Finance and Accounting, and Chief Financial Officer

i2 Technologies, Inc.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

(469) 357-1000

(Name, address including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
1995 Stock Option/Stock Issuance Plan Common Stock, $0.00025 par value	1,092,398 shares	$7.55	$8,247,605	$461

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(2)	Represents additional shares authorized as of January 1, 2009 under the evergreen provision of the 1995 Plan.
(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the “1933 Act”) on the basis of the average of the high and low selling price per share of Common Stock of i2 Technologies, Inc. on April 24, 2009, as reported by NASDAQ.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to the General Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended (the “1933 Act”), to register an additional 1,092,398 shares of the Registrant’s common stock issuable pursuant to its 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”). Pursuant to General Instruction E, the contents of the Registrant’s Registration Statements on Form S-8 (Nos. 333-03703, 333-53667, 333-85791, 333-40038, 333-85884, 333-109314, 333-115143 and 333-132473), including the exhibits thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the 1933 Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 27th day of April, 2009.

i2 TECHNOLOGIES, INC.

By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting, and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of i2 Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Jackson L. Wilson, Jr. and Michael J. Berry and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jackson L. Wilson, Jr.	Executive Chairman, Chief Executive Officer	April 26, 2009
Jackson L. Wilson, Jr.	and Director (Principal Executive Officer)

/s/ Michael J. Berry	Executive Vice President, Finance and	April 27, 2009
Michael J. Berry	Accounting, and Chief Financial Officer
(Principal Financial and Accounting Officer)

Director
Stephen P. Bradley

/s/ J. Coley Clark	Director	April 24, 2009
J. Coley Clark

/s/ Richard L. Clemmer	Director	April 24, 2009
Richard L. Clemmer

/s/ Richard L. Hunter	Director	April 24, 2009
Richard L. Hunter

/s/ David L. Pope	Director	April 23, 2009
David L. Pope

/s/ Sanjiv S. Sidhu	Director	April 23, 2009
Sanjiv S. Sidhu

/s/ Michael J. Simmons	Director	April 23, 2009
Michael J. Simmons

/s/ Llyod G. Waterhouse	Director	April 23, 2009
Lloyd G. Waterhouse

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion and Consent of Munsch Hardt Kopf & Harr, P.C.

23.1	Consent of Grant Thornton LLP, Independent Public Accountants.

23.2	Consent of Deloitte & Touche LLP, Independent Public Accountants.

23.3	Consent of Munsch Hardt Kopf & Harr, P.C. is contained in Exhibit 5.

24	Power of Attorney. Reference is made to the signature pages of this Registration Statement.